Exhibit (99.2)


 Written Statement of the Vice President, Treasurer and Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350


     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President, Treasurer and Chief Financial Officer of National Research Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Patrick E. Beans
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Patrick E. Beans
November 14, 2002